Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements of Luna Innovations Incorporated on Form S-3 (File No. 333-191809) and Form S-8 (File No. 333-138745) of our report dated June 30, 2014, relating to the consolidated financial statements of Advanced Photonix, Inc., which appears in the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of Luna Innovations Incorporated (File No. 333-201956), which is incorporated by reference into this Form 8-K.
/s/BDO USA, LLP

Troy, Michigan
May 11, 2015